As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION MEDICINE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1316416
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(617) 418-2200

(Address of Principal Executive Offices)

Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan

(Full Title of the Plans)

Michael J. Pellini, M.D.

President and Chief Executive Officer

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(Name and Address of Agent For Service)

(617) 418-2200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kingsley L. Taft, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,125,921 shares(3)	$34.29	$38,607,831.09	$4,972.69

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2013 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the registrant’s common stock, as quoted on the Nasdaq Global Select Market, on March 3, 2014.
(3)	Represents an automatic increase to the number of shares available for issuance under the Plan, effective January 1, 2014. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 25, 2013 (Registration No. 333-191380).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2013 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2014, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2014, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,125,921. This Registration Statement registers these additional 1,125,921 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-191380) on September 25, 2013, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-191380) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 7th day of March, 2014.

FOUNDATION MEDICINE, INC.

By:	/s/ Michael J. Pellini, M.D.
Michael J. Pellini, M.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Michael J. Pellini, M.D., Robert W. Hesslein, Steven J. Kafka and Jason Ryan as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael J. Pellini, M.D.	President, Chief Executive Officer and Director	March 7, 2014
Michael J. Pellini, M.D.	(Principal Executive Officer)

/s/ Jason Ryan	Senior Vice President, Finance	March 7, 2014
Jason Ryan	(Principal Financial and Accounting Officer)

/s/ Alexis Borisy	Director	March 7, 2014
Alexis Borisy

/s/ Brook Byers	Director	March 7, 2014
Brook Byers

/s/ Evan Jones	Director	March 7, 2014
Evan Jones

/s/ Mark Levin	Director	March 7, 2014
Mark Levin

/s/ David Schenkein, M.D.	Director	March 7, 2014
David Schenkein, M.D.

/s/ Krishna Yeshwant, M.D.	Director	March 7, 2014
Krishna Yeshwant, M.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on October 2, 2013)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on October 2, 2013)

4.3	Form of Common Stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

4.4	Warrant to Purchase Preferred Stock of the Registrant, dated as of November 1, 2010, issued to Lighthouse Capital Partners VI, L.P. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

4.5	Second Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of June 20, 2013 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

99.1	2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013).

*	Filed herewith.